Exhibit 99.1

NYSE EURONEXT 11 WALL STREET NEW YORK, NY 10005

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., New York time on [•], 2011. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/nyx

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., New York time on [•], 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you need help with voting, please call 1(800) 322-2885 for assistance. If you vote by phone or Internet, please do not mail your Proxy Card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NYSE EURONEXT

The Board of Directors recommends that you vote FOR each of the following proposals:

1.	To adopt the Business Combination Agreement, dated as of February 15, 2011, by and among Deutsche Börse AG, NYSE Euronext, Alpha Beta Netherlands Holding N.V. (“Holdco”) and Pomme Merger Corporation, and approve the transactions contemplated by the Business Combination Agreement, pursuant to which, among other things, Deutsche Börse AG and NYSE Euronext agreed to combine their businesses, through a merger and an exchange offer, and become subsidiaries of Holdco (the “Combination”). Approval of this proposal is a condition to the Combination.	☐For	☐Against	☐Abstain

2.	To include provisions in the Holdco articles of association requiring approval by two-thirds of the votes cast by Holdco shareholders, without a quorum being required, to amend the Holdco articles of association and to approve certain extraordinary transactions of Holdco. Approval of this proposal is a condition to the Combination.	☐For	☐Against	☐Abstain

3.	To include provisions in the Holdco articles of association requiring approval by two-thirds of the votes cast by the Holdco shareholders, with such votes representing more than one-half of Holdco’s issued share capital, to elect directors in certain circumstances and to remove directors of Holdco. Approval of this proposal is a condition to the Combination.	☐For	☐Against	☐Abstain

4.	To include provisions in the Holdco articles of association providing for the appointment of directors to the Holdco board of directors for an initial term expiring at the annual meeting in 2015 (or in 2016 in the case of the Holdco group chairman and Holdco group chief executive). Approval of this proposal is a condition to the Combination.	☐For	☐Against	☐Abstain

5.	To approve any proposal, if made by the chairman of the NYSE Euronext board of directors, to adjourn or postpone the special meeting in order to (1) solicit additional proxies with respect to the above-mentioned proposals and/or (2) hold the special meeting on a date that is on or about the date of the expiration of the offer acceptance period for the exchange offer, in the event that such date of expiration is extended.	☐For	☐Against	☐Abstain

		For address change/comments, mark here. (see reverse for instructions)				☐
		Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.

☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

SPECIAL MEETING OF STOCKHOLDERS
[•], 2011
8:00 a.m. New York time
11 Wall Street
New York, NY 10005

ADMISSION TICKET

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following Internet address: http://enroll.icsdelivery.com/nyx.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Prospectus and information incorporated by reference therein are available at www.proxyvote.com.

Please detach here and present this ticket for admission to the meeting.

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M30213-P05240

NYSE Euronext

11 Wall Street

New York, NY 10005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING ON [•].

Jan-Michiel Hessels, Marshall N. Carter and Duncan L. Niederauer (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of NYSE Euronext (the “Company”), to be held on [•], 2011 at 11 Wall Street, New York, NY, at 8:00 a.m. New York time, and via the Internet at www.virtualshareholdermeeting.com/nyx and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote as the Board of Directors recommends. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE